Exhibit (k)(16)

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement (as amended, restated, waived, supplemented and/or otherwise modified from time to time, the “Agreement”), dated as of December 13, 2024, by and among FIRST EAGLE CREDIT OPPORTUNITIES FUND BSL SPV I, LLC (the “Pledgor”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as collateral agent (the “Collateral Agent”) and U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as securities intermediary (in such capacity, the “Securities Intermediary”).

WHEREAS, the Pledgor has granted a security interest in the Collateral Accounts (as defined below) and all property from time to time credited thereto to the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan and Security Agreement, dated as of the date hereof (as amended or modified from time to time, the “Loan and Security Agreement”), among the Pledgor, First Eagle Credit Opportunities Fund, as the parent, First Eagle Alternative Credit, LLC, as the portfolio manager (the “Portfolio Manager”), the Lenders party thereto, the Administrative Agent, the Collateral Agent, the Securities Intermediary and U.S. Bank Trust Company, National Association, as collateral administrator;

WHEREAS, the Pledgor has established with the Securities Intermediary the Collection Account, the Interest Collection Subaccount, the Principal Collection Subaccount, the MV Cure Account and the Unfunded Exposure Account (collectively, the “Collateral Accounts”), in each case, in the name set forth below; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in (or defined by reference in) the Loan and Security Agreement.

The parties hereto agree as follows:

Section 1. Collateral Accounts.

(a) The Securities Intermediary has established the Collateral Accounts with the account numbers set forth on Schedule 1 hereto. The Securities Intermediary will maintain the Collateral Accounts as a securities intermediary in the name of “First Eagle Credit Opportunities Fund BSL SPV I, LLC, subject to the lien of U.S. Bank Trust Company, National Association as Collateral Agent for the benefit of the Secured Parties.” The Securities Intermediary is hereby authorized to establish one or more sub-accounts to any Collateral Account deemed necessary or appropriate by the Securities Intermediary and the Pledgor or Administrative Agent in administering such Collateral Account.

(b) The Securities Intermediary hereby confirms and agrees that:

(i) the Collateral Accounts shall be deemed to be “securities accounts” as defined in Section 8-501(a) of the UCC and Article 1(1)(b) of the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Securities Convention”) in respect of which the Securities Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC and an “intermediary” within the meaning of Article 1(1)(c) of the Hague Securities Convention);

(ii) the Securities Intermediary shall not change the name or account number of any Collateral Account or any component account or sub-account thereof without the prior written consent of the Collateral Agent and the Administrative Agent;

(iii) all securities or other property underlying any financial assets credited to the Collateral Accounts (other than cash) shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case shall any financial asset credited to the Collateral Accounts be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(iv) all Portfolio Investments and all other property delivered to the Securities Intermediary pursuant to the Loan and Security Agreement will be promptly credited to the applicable Collateral Account specified in the Loan and Security Agreement in accordance with the instructions provided to it in accordance therewith and herewith;

(v) the Collateral Accounts are accounts to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Pledgor as entitled to exercise the rights that comprise any financial asset credited to the accounts;

(vi) the Securities Intermediary shall promptly deliver or make available copies of all statements, confirmations and other correspondence concerning the Collateral Accounts and/or any financial assets credited thereto simultaneously to each of the Pledgor, the Collateral Agent and the Administrative Agent at the address for each set forth in Section 9 of this Agreement. In the event the Securities Intermediary receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Pledgor acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Securities Intermediary after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Pledgor agrees that, absent specific request, such notifications shall not be provided by the Securities Intermediary hereunder, and in lieu of such notifications, the Collateral Agent shall make available the statements in the manner required by the Loan Documents;

(vii) each Collateral Account and any rights or proceeds derived therefrom are subject to a security interest in favor of the Collateral Agent arising under the Loan and Security Agreement; and

(viii) at the time of its entry into the governing law provisions of any agreement between the Pledgor and the Securities Intermediary governing the Collateral Accounts (each such agreement, including this Agreement, an “Account Agreement”) that are currently in force and at each time of any later amendment to any Account Agreement that reaffirmed such governing law provisions, the Securities Intermediary had an office located in the United States of America that was not a temporary office and that engaged in a business or other regular activity of

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maintaining securities accounts within the meaning of Article 4(1)(a) of the Hague Securities Convention.

Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (including any security, investment property or other financial asset or cash) credited to the Collateral Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3. Entitlement Orders.

(a) Except as otherwise provided in this Section 3, the Securities Intermediary shall comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) (“Entitlement Orders”) or other orders or instructions originated by the Pledgor (or the Portfolio Manager on its behalf) with respect to the Collateral Accounts or the financial assets credited thereto without further consent by the Collateral Agent.

(b) If at any time the Securities Intermediary shall receive any Entitlement Order or other direction or instruction from the Collateral Agent relating to any Collateral Account or the financial assets credited thereto, the Securities Intermediary shall comply with such Entitlement Order or other direction or instruction without further consent by the Pledgor or any other person. In the event that any Entitlement Order or other order or instruction from the Collateral Agent conflicts with an Entitlement Order from the Pledgor (or the Portfolio Manager on its behalf), the Entitlement Order or other order or instruction from the Collateral Agent shall govern.

(c) If at any time the Collateral Agent notifies the Securities Intermediary that the Collateral Agent will exercise exclusive control over the Collateral Accounts (a “Notice of Exclusive Control”), the Securities Intermediary will cease complying with Entitlement Orders or other directions or instructions concerning the Collateral Accounts and the financial assets credited thereto originated by or on behalf of the Pledgor (or the Portfolio Manager on its behalf) until such time, if any, as such Notice of Exclusive Control is rescinded in writing by the Collateral Agent.

(d) Solely as among the Collateral Agent and the Pledgor, the Collateral Agent agrees that it will not deliver a Notice of Exclusive Control unless a Market Value Event has occurred or an Event of Default has occurred and is continuing.

Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Collateral Account or any security entitlement credited thereto (other than in its capacity as a Secured Party under the Loan and Security Agreement), the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent, except as provided in the following sentence. The financial assets and other items deposited in or credited to the Collateral Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Agent (except that the Securities Intermediary may set off, free of the Collateral Agent’s security interest (i) all amounts due to the Securities Intermediary in respect of documented and customary fees and expenses for the routine maintenance and operation of the Collateral Accounts and (ii) the face

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amount of any checks or other deposit items which have been credited to any Collateral Account but are subsequently returned unpaid for any reason, including those returned without collection because of uncollected or insufficient funds).

Section 5. Choice of Law. Both this Agreement and the Collateral Accounts shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Collateral Accounts (as well as the security entitlements related thereto) shall be governed by the law of the State of New York. To the extent that any Collateral Account (into which cash is credited as set forth herein) is re-characterized as a “deposit account” (within the meaning of Section 9102(a)(29) of the UCC), New York shall be deemed to be the “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) and in the case of any such re-characterization all references herein to U.S. Bank National Association as securities intermediary shall be deemed to refer to U.S. Bank National Association as a deposit bank and all references herein to the Securities Intermediary complying with Entitlement Orders shall be deemed to refer to the deposit bank complying with instructions with respect to the disposition of funds credited to a Collateral Account. The parties further agree that the law applicable to all the issues in Article 2(1) of The Hague Securities Convention shall be the law of the State of New York. The Pledgor and the Securities Intermediary agree that each and every Account Agreement is hereby amended to provide that with respect to the Collateral Accounts, the law applicable to all issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York. The Pledgor and the Securities Intermediary covenant that no amendment with respect to any Account Agreement shall be entered into that would have the effect of changing the parties’ choice of law set forth in the previous sentence without the prior written consent of the Collateral Agent.

Section 6. Conflict with Other Agreements. (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail; provided that, in the event of any conflict between this Agreement (or any portion thereof) and the Loan and Security Agreement (or any portion thereof), the terms of the Loan and Security Agreement shall prevail.

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing, is signed by all of the parties hereto.

(c) The Securities Intermediary hereby confirms and agrees that:

(i) Other than the Loan and Security Agreement and the Account Agreements, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to the Collateral Accounts;

(ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to any Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other person; and

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(iii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders as set forth in Section 3 hereof.

Section 7. Adverse Claims. Except for the claims and interest of the Collateral Agent and of the Pledgor in the Collateral Accounts, and without independent inquiry or investigation of any kind, the Securities Intermediary does not know of any claim to, or interest in, any Collateral Account or in any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Collateral Account or in any financial asset credited thereto, the Securities Intermediary will promptly notify each of the parties hereto upon receiving written notice or other actual knowledge thereof.

Section 8. Successors; Assignment. The terms of this Agreement shall be binding upon the parties hereto, and shall inure to the benefit of, the parties hereto and their respective successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder only with the express written consent of the Securities Intermediary, the Administrative Agent, the Pledgor and the Portfolio Manager.

Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be given in the same manner set forth in Section 10.02 of the Loan and Security Agreement.

Section 10. Termination. The obligations of the Securities Intermediary to the Collateral Agent pursuant to this Agreement shall continue in effect until (i) the security interests of the Collateral Agent in the Collateral Accounts have been terminated pursuant to the terms of the Loan and Security Agreement and the Collateral Agent has notified the Securities Intermediary of such termination in writing or (ii) the Securities Intermediary resigns or is removed under Section 9.01 of the Loan and Security Agreement; provided that no termination of this Agreement pursuant to clause (ii) above shall be effective until the time at which all conditions to the effectiveness of such resignation or removal under the Loan and Security Agreement are satisfied. The Collateral Agent agrees to provide a notice of termination in substantially the form of Exhibit A hereto to the Securities Intermediary upon the request of the Pledgor on or after the termination of the Collateral Agent’s security interest in the Collateral Accounts pursuant to the terms of the Loan and Security Agreement. The termination of this Agreement shall not terminate the Collateral Accounts or alter the obligations of the Pledgor to the Collateral Agent and the Administrative Agent with respect to the Collateral Accounts and the financial assets credited thereto.

Section 11. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) The Securities Intermediary is a “securities intermediary” within the meaning of Section 8-102(a)(14) of the UCC and a “bank” within the meaning of Section 9-102(a)(8) of the UCC;

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(b) The Collateral Accounts have been established as set forth in the recitals to this Agreement and will be maintained in the manner set forth herein until the termination of this Agreement;

(c) This Agreement is the legal, valid and binding obligation of the Securities Intermediary, subject to (A) the effect of bankruptcy, insolvency or similar laws and (B) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity);

(d) The Securities Intermediary is duly organized and validly existing under the laws of the jurisdiction of its organization and, if relevant under such laws, in good standing;

(e) The Securities Intermediary has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance; and this Agreement has been, and each other document will be, duly executed and delivered by it;

(f) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(g) All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(h) The Securities Intermediary is and shall at all times be a “qualified custodian” as defined in Section 17 of the Investment Company Act of 1940, as amended; and

(i) The Securities Intermediary will comply at all times with the duties of a “securities intermediary” under Article 8 of the UCC and an “intermediary” within the meaning of Article 1(1)(c) of the Hague Securities Convention.

Section 12. Rights and Immunities; Indemnification, Fees and Expenses.

(a) The Pledgor, the Administrative Agent and the Collateral Agent hereby agree that the Securities Intermediary is released from any and all liabilities to the Pledgor, the Administrative Agent and the Collateral Agent arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s bad faith, willful misconduct or gross negligence. Without limitation to the Securities Intermediary’s rights, protections, immunities and indemnities under this Agreement, each of the Administrative Agent, Securities Intermediary and the Collateral Agent shall be entitled to the rights, protections, immunities and indemnities afforded to them in the Loan and Security Agreement and the other Loan Documents and the Securities Intermediary shall be entitled to the rights, protections, immunities and indemnities

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afforded to the Collateral Agent in the Loan and Security Agreement and the other Loan Documents.

(b) The Pledgor acknowledges and agrees that each of the Collateral Agent, the Securities Intermediary and the Administrative Agent shall be entitled to all applicable fees, indemnities and reimbursements of costs and expenses set forth in the Loan and Security Agreement in connection with the execution, delivery and performance of this Agreement and the exercise of their respective rights and remedies hereunder.

(c) This Section 12 shall survive the termination of this Agreement for any reason whatsoever.

Section 13. No Petition and Limited Recourse. Each of the parties hereto (other than the Pledgor) agrees for the benefit of the Pledgor that the provisions of Section 10.01 of the Loan and Security Agreement are incorporated by reference into this Agreement (mutatis mutandis). The provisions of this Section 13 shall survive the termination of this Agreement for any reason whatsoever.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Pledgor and reasonably available at no undue burden or expense to the Securities Intermediary)), all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail will be effective as delivery of a manually executed counterpart of this Agreement. The Securities Intermediary shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including assignees of the rights of such parties under the other transaction documents.

Section 15. Certain Rights of Securities Intermediary.

(a) This Agreement shall not subject the Securities Intermediary to any duty, obligation or liability except as is expressly set forth herein and the Securities Intermediary shall satisfy those duties expressly set forth in this Agreement so long as it acts without bad faith, gross negligence or willful misconduct. In particular (without implied limitation), the Securities Intermediary need not investigate whether the Collateral Agent is entitled under the Loan and Security Agreement, or otherwise, to give any Entitlement Order, Notice of Exclusive Control or any other directions, instructions or other orders in any instance. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers.

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(b) The Securities Intermediary may rely upon the contents of any notice, consent, instruction or other electronic communication or document that the Securities Intermediary believes in good faith to be genuine and from the proper person or entity, without any further duty of inquiry or independent investigation on its part. The Securities Intermediary shall have no duty to inquire into the authority of the person giving any such notice or instruction.

(c) Except with respect to the existence of the security interest granted by the Pledgor in the Collateral Accounts in favor of the Collateral Agent, the Securities Intermediary shall not be deemed to have any knowledge (imputed or otherwise) of: (i) any of the terms or conditions of the Loan and Security Agreement or any other document referred to herein or relating to any financing arrangement between the Pledgor and Collateral Agent, or of any breach thereof, or (ii) any occurrence or existence of a Default or Event of Default unless and until a Responsible Officer has received written notice thereof from the Pledgor or the Administrative Agent. The Securities Intermediary has no obligation to inform any person of any breach or to take any action in connection with any of the foregoing, except such actions regarding the Collateral Accounts as are specified in this Agreement. The Securities Intermediary is not responsible for the enforceability or validity of any security interest, whether with respect to the Collateral Accounts or otherwise, or whether pursuant to the Loan and Security Agreement, this Agreement or otherwise, and is not responsible for the sufficiency of this Agreement for any purpose (including without limitation its sufficiency to create or perfect any security interest; provided however that the foregoing shall not be construed to release the Securities Intermediary from performing its enumerated duties set forth in this Agreement).

Section 16. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY

LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (COLLECTIVELY, “PROCEEDINGS”) SHALL BE TRIED AND LITIGATED IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY. WITH RESPECT TO ANY PROCEEDINGS, EACH PARTY HERETO IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND (II) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN

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BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT PRECLUDES ANY PARTY HERETO FROM BRINGING PROCEEDINGS TO ENFORCE ANY JUDGMENT AGAINST ANY SUCH PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURTS OF ANY PLACE WHERE SUCH PARTY OR ANY OF ITS ASSETS MAY BE FOUND OR LOCATED, NOR WILL THE BRINGING OF SUCH PROCEEDINGS IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF SUCH PROCEEDINGS IN ANY OTHER JURISDICTION.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be duly executed as of the day and year first above written.

FIRST EAGLE CREDIT OPPORTUNITIES FUND BSL SPV I, LLC, as Pledgor

By:
Name: Jennifer Wilson
Title: Chief Accounting Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature page to Securities Account Control Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be duly executed as of the day and year first above written.

FIRST EAGLE CREDIT OPPORTUNITIES FUND BSL SPV I, LLC, as Pledgor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name: Maria D. Calzado
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name: Maria D. Calzado
Title: Senior Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Signature page to Securities Account Control Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be duly executed as of the day and year first above written.

FIRST EAGLE CREDIT OPPORTUNITIES FUND BSL SPV I, LLC, as Pledgor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name: James Greenfield
Title: Managing Director

[Signature page to Securities Account Control Agreement]